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                                                                  Exhibit 23.2

                             MILLER AND LENTS, LTD.

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


Encore Acquisition Company
777 Main Street, Suite 1400
Fort Worth, Texas 76102


    We hereby consent to the references to Miller and Lents, Ltd. and to the proved reserves estimates from our report entitled, "Encore Acquisition Company, Reserves and Future Net Revenues, as of December 31, 2001, SEC Case" dated January 21, 2002 in the Annual Report on Form 10-K of Encore Acquisition Company for the year ending December 31, 2001.

                                          MILLER AND LENTS, LTD.


                                          By:      /s/ Carl D. Richard
                                              -------------------------------
                                                   Carl D. Richard
                                                   Vice President

Houston Texas
March 15, 2002